As filed with the Securities and Exchange Commission on August 15, 2017
 Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	87-0418827
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

600 B Street, Suite 100
San Diego, California 92101
(Address of Principal Executive Offices)(Zip Code)
___________________________

Amended and Restated Mitek Systems, Inc. 2012 Stock Incentive Plan
Mitek Systems, Inc. Director Restricted Stock Unit Plan, as amended
 (Full title of the plan)
___________________________

Jeffrey C. Davison
Chief Financial Officer
Mitek Systems, Inc.
600 B Street, Suite 100
San Diego, California 92101
(619) 269-6800
(Name and address of agent for service)

 (619) 269-6800
(Telephone number, including area code, of agent for service)
___________________________

Copy to:
Carl Sanchez, Esq.
Paul Hastings LLP
4747 Executive Drive, 12th Floor
San Diego, CA 92121

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐
Emerging growth company ¨
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ¨

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	4,000,000 (2)	$9.57 (3)	$38,280,000 (3)	$4,436.65

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, par value $0.001 per share (the “Common Stock”), of Mitek Systems, Inc. (the “Registrant”) that may be issued as a result of stock splits, stock dividends or similar transactions effected without the receipt of consideration that increase the number of outstanding shares of Common Stock.

(2)
Represents an additional (a) 3,500,000 shares of Common Stock of the Registrant, authorized for issuance pursuant to awards granted under the Amended and Restated Mitek Systems, Inc. 2012 Incentive Plan and (b) 500,000 shares of Common Stock of the Registrant, authorized for issuance pursuant to awards granted under the Mitek Systems, Inc. Director Restricted Stock Unit Plan, as amended.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Common Stock on August 10, 2017, as quoted on the NASDAQ Capital Market.

EXPLANATORY NOTES
Registration of Additional Shares under the Amended and Restated Mitek Systems, Inc. 2012 Incentive Plan
Pursuant to General Instruction E of this Form S-8, this registration statement on Form S-8 (the “Registration Statement”) is being filed in order to register an additional 3,500,000 shares of the Registrant’s Common Stock, which are securities of the same class and relate to the same employee benefit plan, the Amended and Restated Mitek Systems, Inc. 2012 Incentive Plan, as those shares registered on the Registrant’s registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on March 7, 2012 (Registration No. 333-179942), February 26, 2014 (Registration No. 333-194151), and March 11, 2016 (Registration No. 333-210127), all of which are hereby incorporated by reference.
Registration of Additional Shares under the Mitek Systems, Inc. Director Restricted Stock Unit Plan
Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register an additional 500,000 shares of the Registrant’s Common Stock, which are securities of the same class and relate to the same employee benefit plan, the Mitek Systems, Inc. Director Restricted Stock Unit Plan, as amended, as those shares registered on the Registrant’s registration statement on Form S-8 filed with the Commission on March 14, 2011 (Registration No. 333-172811), which is hereby incorporated by reference.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.      Plan Information.
Not required to be filed with this registration statement.*

Item 2.     Registrant Information and Employee Plan Annual Information.
Not required to be filed with this registration statement.*
* The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. In accordance with the Note to Part I of Form S-8, such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.        Incorporation of Documents by Reference.
The following documents filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:
(a)    The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 as filed with the Commission on December 9, 2016;
(b)    The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2016 as filed with the Commission on February 3, 2017, the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 as filed with the Commission on May 5, 2017, and the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017 as filed with the Commission on August 3, 2017;
(c)    The Registrant’s Current Reports on Form 8-K filed with the Commission on November 21, 2016, December 14, 2016, March 16, 2017, June 22, 2017, and July 27, 2017; and
(d)    The description of the Common Stock contained in the Registrant’s registration statement on Form SB-2 (File No. 333-07787), initially filed with the Commission on July 9, 1996, including any subsequent amendment or report filed for the purpose of amending such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such reports and other documents, except as to any portion of any such report or other document furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.  Any statement contained in a report or other document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed report or other document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.        Exhibits.
The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein by reference:

Exhibit No.	Exhibit Description
4.1	Restated Certificate of Incorporation of Mitek Systems, Inc., as amended (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Commission on December 5, 2014).

4.2	Second Amended and Restated Bylaws of Mitek Systems, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on November 10, 2014).

4.3
Specimen Common Stock Certificate of Mitek Systems, Inc. (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (File No. 333-177965) filed with the Commission on November 14, 2011).

4.5*	Amended and Restated Mitek Systems, Inc. 2012 Incentive Plan and the forms of agreement related thereto.

4.6*	Mitek Systems, Inc. Director Restricted Stock Unit Plan, as amended, and the forms of agreement related thereto.

5.1*	Opinion of Paul Hastings LLP.

23.1*	Consent of Paul Hastings LLP (contained in Exhibit 5.1 to this Registration Statement).

23.2*	Consent of Independent Registered Public Accounting Firm, Mayer Hoffman McCann P.C.

24.1*	Power of Attorney (contained on the signature page of this Registration Statement).

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 15th day of August, 2017.

MITEK SYSTEMS, INC.

    By: /s/ James B. DeBello
James B. DeBello
Chairman of the Board of Directors, President and
Chief Executive Officer
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, James B. DeBello and Jeffrey C. Davison his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or their substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ James B. DeBello	Chief Executive Officer, President and Chairman	August 15, 2017
James B. DeBello	(Principal Executive Officer)
/s/ Jeffrey C. Davison	Chief Financial Officer	August 15, 2017
Jeffrey C. Davison	(Principal Financial and Accounting Officer)
/s/ William K. Aulet	Director	August 15, 2017
William K. Aulet
/s/ Vinton P. Cunningham	Director	August 15, 2017
Vinton P. Cunningham
/s/ Kenneth D. Denman	Director	August 15, 2017
Kenneth D. Denman
/s/ James C. Hale	Director	August 15, 2017
James C. Hale
/s/ Bruce E. Hansen	Director	August 15, 2017
Bruce E. Hansen
/s/ Alex W. Hart	Director	August 15, 2017
Alex W. Hart

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	Restated Certificate of Incorporation of Mitek Systems, Inc., as amended (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Commission on December 5, 2014).

4.2	Second Amended and Restated Bylaws of Mitek Systems, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on November 10, 2014).

4.3
Specimen Common Stock Certificate of Mitek Systems, Inc. (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (File No. 333-177965) filed with the Commission on November 14, 2011).

4.5*	Amended and Restated Mitek Systems, Inc. 2012 Incentive Plan and the forms of agreement related thereto.

4.6*	Mitek Systems, Inc. Director Restricted Stock Unit Plan, as amended, and the forms of agreement related thereto.

5.1*	Opinion of Paul Hastings LLP.

23.1*	Consent of Paul Hastings LLP (contained in Exhibit 5.1 to this Registration Statement).

23.2*	Consent of Independent Registered Public Accounting Firm, Mayer Hoffman McCann P.C.

24.1*	Power of Attorney (contained on the signature page of this Registration Statement).

*	Filed herewith.